UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2005

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Stock Option Grants and Restricted Stock Awards

On September 20, 2005, the Compensation Committee of the Board of Directors of SYNNEX Corporation (the “Company”) approved the grant of options to purchase shares of the Company’s common stock and restricted common stock awards under the Company’s 2003 Stock Incentive Plan to each of the following executive officers in the amounts set forth opposite the name of each officer:

Name of Executive Officer	Shares Underlying Options	Shares of Restricted Stock
Robert T. Huang	50,000	—
John E. Paget	20,000	7,200
Peter Larocque	20,000	7,200
Dennis Polk	20,000	7,200
Simon Y. Leung	5,000	1,800

The exercise price of the shares underlying the options granted was equal to $17.17 per share, the closing price of the Company’s common stock on the NYSE on September 20, 2005. Twenty percent (20%) of the shares subject to each option shall vest and become exercisable on the first anniversary of the date of grant. The balance of the shares subject to each option (i.e., the remaining eighty percent (80%)) shall vest and become exercisable monthly over a four-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 1.666% of the total number of shares subject to such option. Twenty percent (20%) of the shares subject to each restricted stock award shall vest and become exercisable on each anniversary of the date of grant such that each restricted stock award shall become fully vested and exercisable on the fifth anniversary of the date of grant.

Amendments to Material Definitive Agreements

On September 21, 2005, the Company entered into Amendment No. 7 dated September 21, 2005 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A. (the “Credit Amendment”). The Credit Amendment (i) eliminates the monthly financial reporting obligation of the Company, which had consisted of unaudited balance sheets and unaudited income statements for the Company and each of its domestic subsidiaries, and (ii) allows the Company to repurchase additional shares of its common stock or options to purchase common stock through November 30, 2006, subject to certain requirements and restrictions.

The Company and General Electric Capital Corporation have also entered into Amendment No. 4 dated September 21, 2005 to Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation (the “Receivables Amendment”). The Receivables Amendment eliminates the monthly financial reporting obligation of the Company, which had consisted of unaudited balance sheets and unaudited income statements for the Company and each of its domestic subsidiaries. In addition, in connection with the Receivables Amendment, the Per Annum Daily Margin (as such term is used in the Amended and Restated Receivables Purchase and Servicing Agreement) has been reduced with respect to each of General Electric Capital Corporation and SMBC Securities, Inc.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 7 dated September 21, 2005 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A.

10.2	Amendment No. 4 dated September 21, 2005 to Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2005

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 7 dated September 21, 2005 to Amended and Restated Credit Agreement dated July 9, 2002 by and among the Company, General Electric Capital Corporation and Bank of America, N.A.

10.2	Amendment No. 4 dated September 21, 2005 to Amended and Restated Receivables Transfer Agreement and Amended and Restated Receivables Purchase and Servicing Agreement each dated August 30, 2002 by and among the Company, SIT Funding Corporation, Manhattan Asset Funding Company LLC, Sumitomo Mitsui Banking Corporation, SMBC Securities, Inc. and General Electric Capital Corporation.